                                                                  EXHIBIT (q)(2)

                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                       AMERICAN CENTURY GROWTH FUNDS, INC.

                                  ("THE FUNDS")

     I, Ward D. Stauffer,  Secretary of the  above-referenced  corporations,  do hereby certify that the following is a true copy of certain  resolutions adopted by the Board of Directors of the above-referenced  corporations on June 4, 2008, and that  such  resolutions  have not been  rescinded  or  modified  and are not inconsistent  with the  Certificate  of  Incorporation,  Declaration of Trust or
Bylaws of the corporations.

WHEREAS:

     o    Pursuant to a duly-executed  Power of Attorney,  certain directors and officers of American  Century  Mutual Funds,  Inc.,  American  Century
          World Mutual Funds, Inc., American Century Capital  Portfolios,  Inc.,
          American Century Strategic Asset Allocations,  Inc.,  American Century
          Asset   Allocation   Portfolios,   Inc.,   American  Century  Variable
          Portfolios,   Inc.,   and  American   Century   Growth   Funds,   Inc.
          (collectively,  the "Funds") have  appointed  Charles A.  Etherington,
          David H. Reinmiller,  Brian L. Brogan,  Otis H. Cowan,  Janet A. Nash,
          Ryan L. Blaine,  Christine J.  Crossley,  Kathleen  Gunja Nelson,  and
          Daniel K.  Richardson,  each of them  singly,  their  true and  lawful attorneys-in-fact,  with  full  power of  substitution,  and with full power to each, for the purpose of signing on their behalf registration statements  and  other  documents  of the  Funds  for the  purpose  of complying  with all laws  relating  to the sale of  securities  of the
          Funds  and  to do all  such  things  in  their  names  and  behalf  in connection therewith.

     o    Such  attorneys-in-fact  may,  from  time  to  time,  sign  documents, including registration statements and amendments thereto, on behalf of directors and officers who have appointed them.

RESOLVED, that the directors hereby authorize such attorneys-in-fact to sign the documents  of  the  Funds,  including  registration  statements  and  amendments thereto,  pursuant to the Powers of Attorney  so executed by the  directors  and officers of the Funds.

     IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of June, 2008.

                                     /s/ Ward D. Stauffer
                                     -----------------------------------------
                                     Ward D. Stauffer
                                     Secretary